SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) JUNE 3, 2004

INTERSTATE BAKERIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	1-11165 (Commission File Number)	43-1470322 (I.R.S. Employer Identification Number)

12 East Armour Boulevard, Kansas City, Missouri (Address of principal executive offices)		64111 (Zip Code)

(816) 502-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Interstate Bakeries Corporation press release dated June 3, 2004.

ITEM 9. Regulation FD Disclosure

     On June 3, 2004, Interstate Bakeries Corporation issued a press release announcing that it had increased its reserve for workers’ compensation during fiscal 2004 with a charge to pretax income of approximately $40 million. A copy of this press release is furnished as an exhibit to this report on Form 8-K and is incorporated herein by reference.

     The information in this Item 9 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 9 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 12. Results of Operations and Financial Condition

     On June 3, 2004, Interstate Bakeries Corporation issued a press release announcing that it had increased its reserve for workers’ compensation during fiscal 2004 with a charge to pretax income of approximately $40 million. A copy of this press release is furnished as an exhibit to this report on Form 8-K and is incorporated herein by reference.

     The information in this Item 12 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 12 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE BAKERIES CORPORATION
Date: June 3, 2004

By:	/s/ James R. Elsesser
James R. Elsesser
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Interstate Bakeries Corporation press release dated June 3, 2004.